Exhibit 28 (m)(6) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

EXHIBIT N

to the

Distribution Plan

Federated Hermes International Equity Fund

Class A Shares

This Exhibit to the Distribution Plan is adopted as of the 14th day of February, 2019, by Federated Adviser Series with respect to the Class A Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05% of 1% of the average aggregate net asset value of the Class A Shares of Federated Hermes International Equity Fund of Federated Adviser Series set forth above held during the month.

Witness the due execution hereof this 1st day of April, 2019.

FEDERATED ADVISER SERIES

By: __________________________________

Name: J. Christopher Donahue

Title: President

EXHIBIT O

to the

Distribution Plan

Federated Hermes International Equity Fund

Class C Shares

This Exhibit to the Distribution Plan is adopted as of the 14th day of February, 2019, by Federated Adviser Series with respect to the Class C Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75% of 1% of the average aggregate net asset value of the Class C Shares of Federated Hermes International Equity Fund of Federated Adviser Series set forth above held during the month.

Witness the due execution hereof this 1st day of April, 2019.

FEDERATED ADVISER SERIES

By: ________________________________

Name: J. Christopher Donahue

Title: President